Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-1 of Ascent Solar Technologies, Inc. of our report dated March 18, 2015, relating to our audits of the financial statements, which appears in the Annual Report on Form 10-K of Ascent Solar Technologies, Inc. for the year ended December 31, 2014.
We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP
Hein & Associates LLP
Denver, Colorado
January 8, 2016